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EXHIBIT 23.1


                   Consent of Independent Auditors


We consent to the incorporation by reference in Form S-3 Registration Statement No. 33-55135, effective September 2, 1994, Form S-3 Registration Statement No. 33-54717, effective August 5, 1994, Form S-3 Registration Statement No. 33-54301, effective June 24, 1994, Form S-3
Registration Statement No. 33-51265 effective January 13, 1994, Form S-8 Registration Statement No. 33-51403, effective December 10, 1993, Form
S-8 Registration Statement No. 33-32429, effective December 31, 1989,
Form S-8 Registration Statement No. 33-32323, effective December 22,
1989, Form S-8 Registration Statement No. 33-30172, effective August 21, 1989, and Form S-8 Registration Statement No. 2-93179, effective October
1, 1984, of our report dated January 27, 1997, except for Note 18, as to which the date is August 18, 1997, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation, as restated, included this Form 10-K/A for the year ended December 31, 1996.



                                                (Ernst & Young LLP)
                                                ERNST & YOUNG LLP

Detroit, Michigan


August 18, 1997